EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of JFrog Ltd. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 10th day of February 2021.

SCALE VENTURE PARTNERS IV, L.P.		SCALE VENTURE MANAGEMENT IV, L.P.

By:	Scale Venture Management IV, L.P its General Partner	By:	Scale Venture Management IV, LLC its General Partner

By:	/s/ Andrew Vitus	By:	/s/ Andrew Vitus
	Name: Andrew Vitus		Name: Andrew Vitus
	Title: Managing Member		Title: Manager

SCALE VENTURE MANAGEMENT IV, LLC

By:	/s/ Andrew Vitus	By:	/s/ Andrew Vitus
	Name: Andrew Vitus		Name: Andrew Vitus
Title: Manager

By:	/s/ Rory O’Driscoll	By:	/s/ Stacey Bishop
	Name: Rory O’Driscoll		Name: Stacey Bishop